UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024 (February 23, 2024)

VALUE EXCHANGE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10/F, FTLife Tower 18 Sheung Yuet Road Kowloon Bay
Kowloon, Hong Kong SAR 999077
(Address of principal executive offices) (Zip Code)

(852) 2950 4288
(Registrant’s telephone number, including area code)

Unit 602, Block B, 6 Floor, Shatin Industrial Centre 5-7 Yuen Shun Circuit Shatin, N.T., Hong Kong SAR
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Exchange on which registered
NONE	----	----

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Item 8.01 Entry into a Material Agreement

On February 23, 2024, Value Exchange International, Inc. (“Company”) entered into an Offer Letter (“OL”) with Sanefire Company Limited (“Landlord”) to lease Units 01-04 of the FTLife Tower, located at 10/F, FTLife Tower, 18 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong (“Premises”). The Company will use the Premises as its new principal executive offices. The Premises may only be used as office space and are leased “as is”. The Company shares a common area of the Premises with an adjacent tenant.

Under the OL:

1.	The monthly base rent is HK$97,741.30 (approximately USD$12,493.69 based on One U.S. Dollar equaling 7.82 Hong Kong Dollars) with one-month free rent and one month’s rent as a security deposit;
2.	Three-year term commencing February 1, 2024; and
3.	Late-fee interest on any past due rental payments is 2% over prime rate charged by Hong Kong and Shanghai Banking Corporation.

Base rent includes management fees, air conditioning costs, and any government rental charge, but excludes other charges that may be charged to tenants are not included in the base rent.

The estimated square footage of the Premises is 1,437 square feet. The Company deems the space as adequate for Company’s immediate and foreseeable executive office needs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE EXCHANGE INTERNATIONAL, INC.

By:	/s/ Tan Seng Wee
Tan Seng Wee, Chief Executive Officer and President
Date:	March 20, 2024

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